Exhibit 10-2

OPEXA THERAPEUTICS, INC.

10% CONVERTIBLE PROMISSORY NOTE

$____________	April 14, 2009

THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 AS AMENDED (THE “ACT”), OR ANY STATE SECURITIES LAWS.  SUCH SECURITIES MAY NOT BE SOLD OR OTHERWISE TRANSFERRED EXCEPT AS PERMITTED UNDER THE ACT AND THE APPLICABLE STATE SECURITIES LAWS, PURSUANT TO REGISTRATION OR AN EXEMPTION THEREFROM.  THE ISSUER OF THESE SECURITIES MAY REQUIRE AN OPINION OF COUNSEL (WHICH MAY BE COUNSEL FOR THE COMPANY) IN FORM AND SUBSTANCE REASONABLY SATISFACTORY TO THE ISSUER TO THE EFFECT THAT ANY PROPOSED TRANSFER OR RESALE IS IN COMPLIANCE WITH THE ACT.

OPEXA THERAPEUTICS, INC., a Texas corporation (the “Company”), for value received, hereby promises to pay to the order of _______________ (“Investor”), whose address is _____________________________________________, at said address or such other addresses as may be designated in writing by Investor from time to time, or Investor's registered assigns, the principal amount of ___________________________________________ and No/100 Dollars ($_____________), together with interest thereon from the date of issuance of this 10% Convertible Promissory Note (the “Note”) on the unpaid principal balance at an annual rate of interest equal to ten percent (10%) per annum, compounded annually (on the basis of a 360-day year), such principal and interest to be payable as provided below on April 14, 2011 (the “Maturity Date”).

The following is a statement of rights of the holder of this Note and the conditions to which this Note is subject, to which the holder hereof, by the acceptance of this Note, assents:

1.  Payment.

   (A)  Principal.  Subject to the provisions of Section 2 hereof relating to the conversion of this Note, the Company shall make payment of principal when due in coin or currency of the United States of America which at the time of payment is legal tender for the payment of public and private debts (“Legal Tender”).

   (B)  Interest.  Subject to the provisions of Section 2 hereof relating to the conversion of this Note, the Company shall make payment of all accrued interest when due in either (i) Legal Tender or (ii) shares of the Company’s Common Stock, par value $0.50 per share (the “Common Stock”).  If paid by shares of Common Stock, the number of shares shall equal the interest due divided by the “Conversion Price.”  The Conversion Price equals $0.50.

   (C)  Pre-Payment.  Notwithstanding the foregoing, the Company may prepay all or any portion of the principal sum of and/or interest on this Note without penalty upon 15 days prior written notice to the Investor, subject to the provisions of Section 2 hereof.

2.  Conversion.

   (A)  Investor Conversion Rights.  At any time prior to the Maturity Date, the Investor may elect to convert all or part of the unpaid principal amount of this Note and any unpaid interest accrued thereon (the sum of such principal and accrued interest being hereinafter collectively referred to as the “Outstanding Balance”), into shares of Common Stock.  The number of shares of Common Stock into which this Note shall be convertible shall be determined by dividing (i) the Outstanding Balance by (ii) the Conversion Price.  Any failure by the Investor to provide such notice shall be deemed to be an election not to convert any portion of the Investor’s Outstanding Balance.  For the purposes of this Section 2(A), conversion shall be deemed to occur on the date that the Company receives written notice from the Investor of such conversion.

   (B)  Company Conversion Rights.  If (i) the NASDAQ Official Closing Price of the Company’s common stock equals or exceeds $1.00 per share (as adjusted for any stock splits, stock dividends or stock combinations) for twenty (20) consecutive trading days, (ii) the Company has an effective registration statement on file with the Securities and Exchange Commission that permits the immediate resale of the Common Stock into which this Note shall be convertible or all shares of such Common Stock are freely tradable by the holders thereof under applicable securities laws and the Company shall not have imposed any stop-order or other restriction in the sale thereof; and (iii) the Company enters into an agreement that will fund a Phase IIb or Phase III clinical trial for the further development of the Company’s product known as Tovaxin, the Company may elect at any time thereafter to convert all or part of the Outstanding Balance, into shares of Common Stock.  The number of shares of Common Stock into which this Note shall be convertible shall be determined by dividing (i) the Outstanding Balance by (ii) the Conversion Price.  The Company shall effect such conversion by sending written notice to the Investor at its address on the Company’s books.  Any failure by the Company to provide such notice shall be deemed to be an election not to convert any portion of the Outstanding Balance.  For the purposes of this Section 2(B), conversion shall be deemed to occur on the date that the Company sends such written notice to the Investor of such conversion.

   (C)  Surrender of Note.  Upon conversion of this Note into Common Stock as provided in this Section 2, the Investor shall surrender this Note at the offices of the Company at 2635 North Crescent Ridge Drive, The Woodlands, Texas 77381 and the Company shall, at its expense, deliver to the Investor as soon as practicable a certificate representing the number of shares of Common Stock provided in Section 2(A) or Section 2(B), as applicable.  The Company will place on each certificate a legend substantially the same as that appearing on this Note, in addition to any legend required by any applicable state or federal law.  Irrespective of the date of issuance and delivery of any certificates with respect thereto, shares of Common Stock purchased by conversion under this Section 2 shall be, and be deemed to be, issued to the Investor as the record owner of such shares as of the close of business on the deemed date of conversion as provided in Section 2(A) and Section 2(B).

   (D)  No Fractional Shares.  No fractional shares or scrip representing fractional shares shall be issued upon the conversion of this Note.  With respect to any fraction of a share called for upon the conversion exercise of this Note, an amount equal to such fraction multiplied by the then current price at which each share may be purchased hereunder shall be paid in cash to the Investor.

   (E)  General.  The foregoing conversion rights are subject in all respects to compliance by the Company with all applicable laws, rules and regulations.

3.  Pari Passu.  This Note is one of several convertible promissory notes of the Company issued contemporaneously herewith (the “April 2009 Notes”) evidencing indebtedness incurred by the Company for interim financing provided to the Company.  This Note and the other April 2009 Notes shall rank pari passu as to the payment of principal and interest.  The Investor agrees that any payments or prepayments to Investor and to the holders of the other April 2009 Notes, whether principal, interest or otherwise, shall be made pro rata among  the Investor and the holders of the other April 2009 Notes based upon the aggregate unpaid principal amount of this Note and the other April 2009 Notes.  By accepting this Note, the Investor agrees that if the Investor or any other holder of a April 2009 Note obtains any payments (whether voluntary, involuntary, by prepayment, set-off or otherwise) of the principal or interest on this Note or any other April 2009 Note in excess of such holder’s pro rata share of payments received by all holders of the April 2009 Notes, such holder shall purchase from the other holders of this Note and the other April 2009 Notes such participation in such promissory notes held by them as is necessary to cause all such holders to share the excess payment ratably among each of them as provided in this Section 3.

4.  Adjustments.  Subject and pursuant to the provisions of this Section 4, the Conversion Price shall be subject to adjustment from time to time as set forth hereinafter.

   (A)      If the Company shall, at any time or from time to time while this Note is outstanding, pay a dividend or make a distribution on its Common Stock in shares of Common Stock, subdivide its outstanding shares of Common Stock into a greater number of shares or combine its outstanding shares of Common Stock into a smaller number of shares or issue by reclassification of its outstanding shares of Common Stock any shares of its capital stock (including any such reclassification in connection with a consolidation or merger in which the Company is the continuing corporation), then the Conversion Price in effect immediately prior to the date on which such change shall become effective shall be adjusted by multiplying such Conversion Price by a fraction, the numerator of which shall be the number of shares of Common Stock outstanding immediately prior to such change and the denominator of which shall be the number of shares of Common Stock outstanding immediately after giving effect to such change.  Such adjustments shall be made successively whenever any event listed above shall occur.

   (B)  In case the Company shall fix a payment date for the making of a distribution to all holders of Common Stock (including any such distribution made in connection with a consolidation or merger in which the Company is the continuing corporation) of evidences of indebtedness or assets (other than cash dividends or cash distributions payable out of consolidated earnings or earned surplus or dividends or distributions referred to in Section 4(A)), or subscription rights or warrants, the Conversion Price to be in effect after such payment date shall be determined by multiplying the Conversion Price in effect immediately prior to such payment date by a fraction, the numerator of which shall be the total number of shares of Common Stock outstanding multiplied by the closing bid price of the Common Stock as listed on the NASDAQ Stock Market immediately prior to such payment date (the “Market Price”), less the fair market value (as determined by the Company’s Board of Directors in good faith) of said assets or evidences of indebtedness so distributed, or of such subscription rights or warrants, and the denominator of which shall be the total number of shares of Common Stock outstanding multiplied by such Market Price.

   (C)  An adjustment to the Conversion Price shall become effective immediately after the payment date in the case of each dividend or distribution and immediately after the effective date of each other event which requires an adjustment.

   (D)  In the event that, as a result of an adjustment made pursuant to this Section 4, the Investor shall become entitled to receive any shares of capital stock of the Company other than shares of Common Stock, the number of such other shares so receivable upon conversion of this Note shall be subject thereafter to adjustment from time to time in a manner and on terms as nearly equivalent as practicable to the provisions with respect to the Conversion Shares.

5.  Default Interest; Collection Fees; Waiver.  All past due principal and interest on this Note shall accrue interest at the highest lawful rate.  In the event of default hereunder and if this Note is placed in the hands of an attorney for collection (whether or not suit is filed), or if this Note is collected by suit or legal proceedings or through bankruptcy proceedings, the Company agrees to pay in addition to all sums then due hereunder, including outstanding principal and accrued unpaid interest, all reasonable attorneys’ fees.

The Company hereby waives demand and presentment for payment, notice of nonpayment, protest, notice of protests, notice of dishonor, notice of intention to accelerate and notice of acceleration, bringing of suit and diligence in taking any action to collect amounts called for hereunder and in the handling of securities at any time existing in connection herewith. In addition, the Company is and shall be directly and primarily liable for the payment of all sums owing and to be owing hereon, regardless of and without any notice, diligence, act or omission as or with respect to the collection of any amount called for hereunder.

6.  Maximum Rate of Interest.  Notwithstanding any provisions to the contrary in this Note, or in any of the documents relating hereto, in no event shall this Note or such documents require the payment or permit the charging or collection of interest in excess of the maximum amount or highest lawful rate permitted by the applicable usury laws.  It is the intention of the Company and the Investor to comply in all respects with applicable usury laws, and in no event shall the Company pay, for the use, forebearance or detention of money, interest at a rate or in an amount in excess of the highest lawful rate permitted by applicable law.  If any such excess interest is contracted for, charged or received under this Note or under the terms of any of the documents relating hereto, or in the event the maturity of the indebtedness evidenced by this Note is accelerated in whole or in part, or in the event that all or part of the principal or accrued unpaid interest of this Note shall be prepaid, so that under any of such circumstances the amount of interest contracted for, charged or received under this Note or under any of the documents relating hereto, on the amount of principal actually outstanding from time to time under this Note, shall exceed the maximum amount of interest permitted by the applicable usury laws, then in any such event (a) the provisions of this Section 6 shall govern and control, (b) neither the Company nor any other person or entity now or hereafter liable for the payment hereof, shall be obligated to pay the amount of such interest to the extent that it is in excess of the maximum amount of interest permitted by the applicable usury laws, (c) any such excess which may have been collected shall be either applied as a credit against the then unpaid principal amount hereof or refunded to the Company, at the holder’s option, and (d) the effective rate of interest shall be automatically reduced to the maximum lawful rate of interest allowed under the applicable usury laws as now or hereafter construed by the courts having jurisdiction thereof.  It is further agreed that without limitation of the foregoing, all calculations of the rate of interest contracted for, charged or received under this Note or under such other documents which are made for the purpose of determining whether such rate exceeds the maximum lawful rate of interest, shall be made, to the extent permitted by the applicable usury laws, by amortizing, prorating, allocating and spreading during the period of the full stated term of the indebtedness evidenced hereby, all interest at any time contracted for, charged or received from the Company or otherwise by the holder or holders hereof in connection with such indebtedness.

7.  Certain Events.  The Outstanding Balance of this Note shall become immediately due and payable upon any of the following events: (i) the admission in writing by the Company of its insolvency, (ii) the commission of any voluntary act of bankruptcy by the Company, (iii) the execution by the Company of a general assignment for the benefit of creditors, (iv) the filing by or against the Company of any petition in bankruptcy or any petition for relief under the provisions of the federal bankruptcy act or any other state or federal law for the relief of debtors and the continuation of such petition without dismissal for a period of sixty (60) days or more, (v) the failure of Company to perform any of its material obligations under this Note or any document, instrument or agreement executed in connection herewith, (vi) the appointment of a receiver or trustee to take possession of the property or assets of the Company, (vii) any dissolution of the Company, (viii) the adoption by the Company of any plan of liquidation, (ix) the sale by the Company in bulk of any of its assets pursuant to a plan of liquidation or for the purpose of liquidating its business, (x) the redemption or acquisition by the Company of any of its outstanding stock other than pursuant to a stock purchase agreement or stock repurchase agreements which may currently or hereafter exist between the Company and certain of its employees, consultants or directors, (xi) the commencement against the Company of any case, proceeding or other action seeking issuance of a warrant of attachment, execution, distraint or similar process against all or any substantial part of its assets which results in the entry of an order for any such relief which shall not have been vacated, discharged, or stayed or bonded pending appeal within sixty (60) days from the entry thereof, (xii) the cash or cash equivalents of the Company fall below $200,000, or (xiii) any challenge or contest by the Company or any affiliate of the Company in any action, suit or proceeding of the validity or enforceability of this Note or the warrants issued on even date herewith by the Company to Investor (each, individually, an “Event of Default”).

8.  Amendments and Waivers.  No provision of this Note may be waived or amended in any respect except by the written consent of the Company and the Investor; provided, however, that if holders of fifty-one percent (51%) or more in principal amount of the outstanding April 2009 Notes agree in writing to waive any provision of or otherwise amend such April 2009 Notes, then in such instance the provisions of this Note shall be so waived or amended; provided, further that no such waiver or amendment may reduce the principal amount of or interest on this Note or change the stated Maturity Date of this Note or reduce the percentage of holders of April 2009 Notes necessary to waive or amend the provisions of this Note, without the written consent of Investor. Notwithstanding the foregoing, holders of sixty-six and two-thirds percent (66 2/3%) or more in principal amount of the outstanding April 2009 Notes shall be required to waive or amend the provisions of Section 2(B) hereof.

9.  Miscellaneous.  The Company hereby waives to the full extent permitted by law all rights to plead any statute of limitations or laches as a defense to any action hereunder.  This Note cannot be changed orally, but only by an agreement in writing signed by holders of at least a majority of the outstanding principal balance of all then-outstanding April 2009 Notes.  This Note shall be governed by and construed in accordance with the laws of the State of Texas applicable to agreements made to be performed in Texas, without reference to any principles of choice of law or conflicts of law.

IN WITNESS WHEREOF, the Company has caused this Note to be duly executed as of the date first written above.

OPEXA THERAPEUTICS, INC.

By:	/S/ NEIL K. WARMA
Name:	Neil K. Warma
Title:	President and Chief Executive Officer

ATTEST:

/S/ NEIL K. WARMA
Neil K. Warma, Secretary

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